EXHIBIT 99.1

SOBR Safe, Inc. Announces Closing of $6 Million Private Placement Priced At-the-Market

DENVER, CO / ACCESSWIRE / September 30, 2022 / SOBR Safe, Inc. (NASDAQ:SOBR) (the "Company" or "SOBRsafe"), providers of industry-leading alcohol screening solutions, today closed its previously announced private placement pursuant to a securities purchase agreement with institutional investors for aggregate gross proceeds of approximately $6 million, before deducting fees to the placement agent and other expenses payable by the Company.

In connection with the private placement, the Company issued 1,925,677 units and 2,128,378 pre-funded units at a purchase price of $1.48 per unit priced at-the-market under Nasdaq rules. The pre-funded units were sold at the same price less the pre-funded warrant exercise price of $0.001. Each unit and pre-funded unit consist of one share of common stock (or common stock equivalent) and one non-tradable warrant exercisable for one common stock at a price of $1.35. The warrants have a term of seven years from the issuance date.

Aegis Capital Corp. is acting as the Exclusive Placement Agent in connection with the offering.

The securities described above were sold in a private placement and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the "SEC") or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the SEC covering the resale of the common stock and the common stock issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SOBRsafe

The annual cost of alcohol abuse in the U.S. is $249 billion. Nearly half of all industrial accidents with injuries are alcohol-related, and 1-in-10 U.S. commercial drivers test positive for alcohol (the highest rate worldwide). In response, SOBRsafe™ has developed a proprietary, touch-based identity verification, alcohol detection and cloud-based reporting system. The technology is transferable across innumerable form factors, including stationary access control, personal wearables and for telematics integration.

A preventative solution in historically reactive industries, it is being deployed for commercial fleets, workplaces, alcohol rehabilitation and probation management; other intended applications include airlines and young drivers. This patent-pending alcohol detection solution helps prevent an intoxicated worker from taking the factory floor or a driver from receiving the keys to a truck, bus or rideshare vehicle. An offender is immediately flagged, and an administrator is empowered to take the appropriate corrective actions. At SOBRsafe, we are creating a culture of prevention and support. To learn more, visit www.sobrsafe.com.

Forward-Looking Statements:

Our prospects here at SOBRsafe are subject to uncertainties and risks. This press release contains forward-looking statements that involve substantial uncertainties and risks. These forward-looking statements are based upon our current expectations, estimates and projections about our business, and reflect our beliefs and assumptions based upon information available to us at the date of this press release. In some cases, you can identify these statements by words such as "if," "may," "might," "will, "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," and other similar terms. These forward-looking statements include, among other things, plans for proposed operations, descriptions of our strategies, our product and market development plans, and other objectives, expectations and intentions, the trends we anticipate in our business and the markets in which we operate, and the competitive nature and anticipated growth of those markets. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors including, but not limited to, the risks and uncertainties discussed under risk factors in our registration statement on Form S-1, as amended (File No. 333-262665) as well as our other filings with the SEC. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contact SOBRsafe:

IR: investor.relations@sobrsafe.com
Sales: michael.watson@sobrsafe.com
Media: sobrsafe@berlinrosen.com

SOURCE: SOBR Safe, Inc.

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